1 Summit Therapeutics Announces First Patient Treated in Phase III HARMONi Clinical Trial Evaluating Ivonescimab (SMT112) Phase III Study Designed to Establish the Effect of Ivonescimab in Lung Cancer Patients Whose Tumors Progressed after EGFR-TKI Therapy Menlo Park, California, May 9, 2023 - Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit,” “we,” or the “Company”) today announced that the first United States-based patient has been enrolled in the Phase III HARMONi study. HARMONi is a Phase III multiregional, randomized, double-blinded study. The study will evaluate the efficacy and safety of ivonescimab combined with chemotherapy in patients with epidermal growth factor receptor (EGFR)-mutated, locally advanced or metastatic non-squamous non-small cell lung cancer (NSCLC) who have progressed after treatment with a third-generation EGFR tyrosine kinase inhibitor (TKI) such as osimertinib. Specifically, the study will compare ivonescimab combined with pemetrexed and carboplatin chemotherapies against a placebo plus pemetrexed and carboplatin. The study, designed with registration intent, has two primary endpoints: overall survival (OS) and progression-free survival (PFS). HARMONi, also referred to as AK112-301, will enroll patients from the United States, Canada, Europe, and China in conjunction with our high-achieving partner, Akeso Inc. (Akeso). Akeso is responsible for enrollment in China, which has previously commenced; Summit is responsible for enrollment in the United States, Canada, and Europe. Over 400 patients are planned to be enrolled in the study. “Advanced or metastatic non-small cell lung cancer is such a devastating diagnosis for patients,” said Ian Anderson, M.D., Medical Oncologist at Providence Medical Foundation, who treated the first patient in HARMONi. “While we are making great strides as a medical community to improve the quality and duration of patients’ lives, there remains significant room for improvement in the treatment options available for these patients. In particular, for patients with an EGFR-mutated tumor whose tumor has progressed after their initial TKI therapy, there are limited options. We are particularly excited to evaluate the potential of ivonescimab in the HARMONi study to make a meaningful impact on the lives of these patients facing this difficult disease.” Ivonescimab, known as SMT112 in the United States, Canada, Europe, and Japan, and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. There is higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal, healthy tissue in the body. Ivonescimab’s tetravalent structure enables higher avidity (accumulated strength of multiple binding interactions) with over 10 fold increased binding affinity to PD-1 in the presence of VEGF in vitro in tumor cells.1 This tetravalent structure, the design of the molecule, and bringing these two targets into a single bispecific antibody have the potential to steer ivonescimab to the tumor tissue versus healthy tissue, which are intended to improve side effects and safety concerns associated with these targets and have the potential to focus the antitumor activity of both targets. We look forward to continuing to share additional details regarding ivonescimab at upcoming medical conferences. Over 750 patients have been treated with ivonescimab across multiple clinical studies in China and Australia. 1 Zhong et al, SITC 2022

2 “Team Summit is committed to our mission to improve the quality of lives and potential duration of lives of patients suffering from serious unmet medical needs, starting with lung cancer,” stated Dr. Maky Zanganeh, Co-CEO & President of Summit. “The combined work of all involved in launching HARMONi, from the closing of deal with Akeso to in-license ivonescimab three and a half months ago, to ensuring alignment with the US FDA regarding study design, preparing clinical study sites to enroll patients, readying ivonescimab for US clinical trials, and all of the foundational work needed to launch a clinical study, including contracts, Institutional Review Boards’ approvals, and quality reviews, is significant. Our commitment and dedication is clear, and we cannot be more excited about the future of ivonescimab and its potential to help patients who can benefit from this novel therapy.” “I would like to sincerely thank the investigators, coordinators, and their teams who have joined or will be a part of our study: without your commitment, patients would not have the opportunity to benefit from highly innovative investigational therapies,” added Robert W. Duggan, Chairman and Co-CEO of Summit. “Most importantly, I would like to both thank and truly appreciate the courage of each patient around the world who will enroll in HARMONi: your actions are the reason why each person facing a cancer diagnosis has improved odds with each day that passes.” Lung cancer is believed to impact approximately 238,0002 people in the United States each year and approximately 477,0003 in Europe. NSCLC is the most prevalent type of lung cancer and represents approximately 80% of all incidences. Among patients with non-squamous NSCLC, approximately 15% have EGFR-sensitizing mutations in the United States and Europe.4 Ivonescimab is an investigational product and is not approved for use by any health authority. Its efficacy and safety for the treatment of any indication have not been established. More information on the HARMONi study (NCT05184712) is available at clinicaltrials.gov. Summit Therapeutics’ Mission Statement To build a viable, long-lasting health care organization that assumes full responsibility for designing, developing, trial execution and enrollment, regulatory submission and approval, as well as successful commercialization of patient, physician, caregiver, and societal-friendly medicinal therapy intended to: improve quality of life, increase potential duration of life, and resolve serious medical healthcare needs. To identify and control promising product candidates based on exceptional scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner, and to engage commercialization and/or development partners when appropriate. We accomplish this by building a team of world class professional scientists and business administrators that apply their experience and knowledge to this mission. Team Summit exists to pose, strategize, and execute a path forward in medicinal therapeutic health care that places Summit in a well-deserved, top market share, leadership position. Team Summit assumes full responsibility for stimulating continuous expansion of knowledge, ability, capability, and well-being for all involved stakeholders and highly-valued shareholders. About Summit Therapeutics Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol ‘SMMT’). We are headquartered in Menlo Park, California, and we have additional offices in Oxford, UK and Cambridge, UK. 2 American Cancer Society: Lung Cancer Statistics | How Common is Lung Cancer? 3 World Health Organization: 908-europe-fact-sheets.pdf (iarc.fr) 4 About EGFR-Positive Lung Cancer | Navigating EGFR (lungevity.org)

3 For more information, please visit https://www.smmttx.com and follow us on Twitter @summitplc. About HARMONi (AK112-301) HARMONi, also known as AK112-301, is a Phase III multiregional, randomized, double-blinded study. The intent of the study is to compare ivonescimab combined with pemetrexed and carboplatin chemotherapies against a placebo plus pemetrexed and carboplatin chemotherapies. Patients will be randomized 1:1 between the two arms of the study. The Phase III study will evaluate the efficacy and safety of ivonescimab combined with chemotherapy in patients with epidermal growth factor receptor (EGFR)-mutated, locally advanced or metastatic non-squamous non-small cell lung cancer (NSCLC) who have progressed after treatment with a third-generation EGFR tyrosine kinase inhibitor (TKI). There are two primary endpoints for this study: overall survival (OS) and progression-free survival (PFS). HARMONi will enroll patients from the United States, Canada, Europe, and China in conjunction high-achieving partners, Akeso Inc. (Akeso). Akeso is responsible for enrollment in China, which has previously commenced; Summit is responsible for enrollment in the United States, Canada, and Europe. For more information, visit www.smmttx.com About Ivonescimab Ivonescimab, known as SMT112 in the United States, Canada, Europe, and Japan (Summit’s license territories), and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. Ivonescimab was discovered by Akeso Inc. (HKEX Code: 9926.HK, “Akeso”) and is currently engaged in multiple Phase III clinical trials in China. Summit intends to begin multiple Phase III clinical trials in its license territories in 2023. Over 750 patients have been treating with ivonescimab in clinical studies in China and Australia. Contact Summit Therapeutics: Dave Gancarz SVP, Stakeholder Relations, Business Development, & Corporate Strategy investors@smmttx.com Summit Forward-looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, potential acquisitions and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the development and commercialization activities for SMT112, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results

4 of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of SMT112. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.